UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 6, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Magellan Health Services, Inc. (“Magellan”) today announced that it has entered into an Agreement and Plan of Merger dated September 6, 2013 (the “Merger Agreement”) to acquire Partners RX Management LLC (“Partners Rx”) in a cash-out merger transaction (the “Merger”).  Pursuant to the Merger Agreement, an indirect wholly-owned subsidiary of Magellan will merge with and into Partners Rx, with Partners Rx surviving as a wholly-owned subsidiary of Magellan. Partners Rx is a privately held, full-service commercial pharmacy benefits management company (“PBM”) with a strong focus on health plans and self-funded employers primarily through sales through third party administrators (“TPAs”), consultants and brokers.  Partners Rx has more than 300,000 core commercial PBM covered lives and anticipated 2013 revenue of approximately $240 million.

The consideration to be paid by Magellan in the Merger is $100 million. Certain principal owners of Partners Rx have subscribed, conditioned upon closing of the Merger, to purchase a total of $10 million in Magellan restricted common stock at a price equal to the average of the closing prices of Magellan common stock for the five trading day period ended on the day prior to the execution of the Merger Agreement, as reported on NASDAQ. The shares purchased by such principal owners of Partners Rx will be subject to vesting over three years with 50% vesting on the second anniversary of closing of the Merger and 50% vesting on the third anniversary of such closing, conditioned on continued employment with Magellan on the applicable vesting dates.

In connection with the Merger, Robert Field, the CEO of Partners Rx, and Mark Mertel, the Chairman of Partners Rx, each has entered into an employment agreement with Magellan conditioned upon the closing of the Merger. Pursuant to such employment agreements, Robert Field will become the CEO of Magellan Pharmacy Solutions, Inc. and be responsible for Magellan’s pharmacy segment, and Mark Mertel will become the Executive Chairman of Partners Rx.

Closing of the Merger is expected in the fourth quarter of 2013 and is subject to expiration of the Hart-Scott-Rodino Antitrust Act waiting period and other customary closing conditions.

Cautionary Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the expected completion of the Merger and anticipated revenues of Partners Rx in 2013. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances.  Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of Magellan’s customers to manage the health care services of their members directly; changes in rates paid to and/or by Magellan by customers and/or providers; higher utilization of health care services by Magellan’s risk members; delays, higher costs or inability to implement new business or other Magellan initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Magellan’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 28, 2013, and Magellan’s subsequent Quarterly Reports on Form 10-Q filed during 2013.  Readers are cautioned not to place undue reliance on these forward-looking statements. Magellan undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report on Form 8-K.

Item 8.01. Other Events.

On September 9, 2013, Magellan issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)  Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated September 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: September 9, 2013	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer